FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED INDEMNIFICATION AGREEMENT (WGR)
THIS FIRST AMENDMENT (the “Amendment”) TO THIRD AMENDED AND RESTATED INDEMNIFICATION AGREEMENT (WGR) (the “Agreement”), entered into as of March 1, 2013, by and between Western Gas Resources, Inc., a Delaware corporation (“Indemnitor”) and Western Gas Holdings, LLC, a Delaware limited liability company (“Indemnitee”), is hereby entered into March 3, 2014. Capitalized terms used but not defined herein have the meaning given such terms in the Agreement.
WHEREAS, Indemnitor and Indemnitee entered in to the Agreement; and
WHEREAS, each of Indemnitor and Indemnitee have determined that it is in its best interests to amend the provisions of Section 1 of the Agreement to reflect events that have occurred since March 1, 2013.
NOW, THEREFORE, Indemnitor and Indemnitee do hereby amend the Agreement as follows:
Section 1. Amendments
(a) The definition of Restated Credit Agreement, for purposes of Sections 1 and 5 of the Agreement, as amended by this Amendment, shall refer to the Second Amended and Restated Revolving Credit Agreement (“Restated Credit Agreement”) dated as of February 26, 2014, by and among the Borrower, Wells Fargo Bank, National Association, individually and as Administrative Agent, DNB Bank ASA, as Syndication Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Citibank, N.A., and U.S. Bank National Association as Documentation Agents, and the Lenders party thereto.
(b) Section 1.1 is hereby amended by deleting the definition of “AEP Indemnification Agreement” and replacing it with the following definition:
“AMH Indemnification Agreement” means the AMH Indemnification Agreement dated March 3, 2014 and entered into by and between APC Midstream Holdings LLC and Indemnitee.
(c) Section 1.2 is hereby amended by deleting the definition of “Excluded Claims” and replacing it with the following definition:
“Excluded Claims” means any and all amounts for which indemnification is provided pursuant to the AMH Indemnification Agreement or the USH2 Indemnification Agreement.
(d) A new Section 1.6 is hereby added to read as follows:
“USH2 Indemnification Agreement” means the USH2 Indemnification Agreement dated March 3, 2014 and entered into by and between Anadarko USH2 LLC and Indemnitee.
(e) Section 1.6 is hereby redesignated as Section 1.7 and amended by adding the words “or the Indenture” at the end of such section.

(f) A new Section 3 is hereby added to read as follows:
Section 3.    Indemnitor Covenants.

3.1
Maintenance of Minimum Net Worth. Indemnitor covenants and agrees with Indemnitee that it shall maintain at all times a net worth (determined without regard to Indemnitor’s limited partner interest in Borrower) of no less than the maximum amount of any Lender Claim for which Indemnitee could seek indemnification pursuant to Section 2.1 hereof should an event described in Section 1.1 hereof occur; provided that the amount of such potential Lender Claim shall be determined without regard to any assets of the Borrower that could be used to satisfy such potential Lender Claim.

3.2
Net Worth Certificates. Within ninety (90) days after the close of each fiscal year, Indemnitor shall cause to be prepared and Indemnitee to be furnished with a certificate signed by a responsible officer of Indemnitor certifying that Indemnitor has at all times during such fiscal year satisfied the minimum net worth requirement set forth in Section 3.1 hereof.

3.3
Books and Records; Inspections and Audits. Indemnitor shall keep, and will cause each of its Subsidiaries (if any) to keep, complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP. Indemnitee may, upon thirty (30) days’ written notice to Indemnitor (but in no event more than once each fiscal year), request that an audit of Indemnitor’s books and records be performed (at Indemnitee’s sole expense), in order to provide Indemnitee with such assurance as it deems reasonable and necessary with respect to Indemnitor’s financial condition and the net worth certifications provided by Indemnitor pursuant to Section 3.2.

(g) Sections 3 through 10 of the Agreement are hereby redesignated as Sections 4 through 11, and the reference to “Section 6” in current Section 6 of the Agreement is hereby amended to refer to “Section 7”.
Section 2. Scope of Amendment. Except as hereby amended, the Agreement shall remain in full force and effect.
Section 3. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall be deemed to be one and the same Agreement.
Section 4. Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to the conflict of laws principles thereof. The parties hereby irrevocably consent to the personal jurisdiction of the Federal and State courts located in New York, and waive any defense based upon improper venue, inconvenient venue or lack of personal jurisdiction.
[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of March 3, 2014.
Western Gas Resources, Inc.,
as Indemnitor
By:    /s/ Robert G. Gwin
Name:    Robert G. Gwin
Title:    Executive Vice President and Chief
Financial Officer

Western Gas Holdings, LLC,
as Indemnitee

By:    /s/ Donald R. Sinclair
Name:    Donald R. Sinclair
Title:    President and Chief Executive Officer

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